Exhibit 10.17

SUBLEASE

THIS SUBLEASE is entered into September 10, 2021, between Paxio, Inc., a California corporation (“Landlord”) and Oklo Inc., a Delaware corporation (“Tenant”).

1.BASIC LEASE PROVISIONS AND CERTAIN DEFINITIONS.

A.Property Address: 3190 Coronado Drive, Santa Clara, California 95054

B.Premises: Suite No. 3190 containing approximately 7,350 rentable square feet

C.	Tenant’s Address until the Commencement Date: 230 East Caribbean Drive, Sunnyvale, CA 94089; thereafter, the Premises.

D.Landlord’s Address (for notices): 2010 El Camino Real #624, Santa Clara, CA 95050

E.Prime Landlord: 3130 CORONADO DRIVE, LLC

F.Prime Landlord’s Address (for notices):

The Irvine Company LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn:Senior Vice President, Property Operations

Irvine Office Properties

G.Identification of Prime Lease and all amendments thereto:

Lease made as of November 27, 2017 by and between 3130 Coronado Drive, LLC , a Delaware limited liability company and PAXIO, INC., a California corporation.

H.Sublease Term: Approximately thirty-three (33) months.

I.	Commencement Date (subject to change as specified in Section 4 or Section 5): 5 days following the issuance of Prime Landlord’s consent, anticipated to occur on September 1, 2021

J.[Reserved]

K.Expiration Date: May 31, 2024

L.Base Rent: To be paid in accordance with the following schedule:

Months	Monthly Base Rent
01 – 03	$0.00
04 – 12	$18,007.50
13 – 24	$18,522.00
25 – 33	$19,110.00

M.Payee of Rent: Paxio, Inc.

N.Payment Address: 2010 El Camino Real #624, Santa Clara, CA 95050

O.Sublease Share: 100%

P.Security Deposit: $36,015.00, to be provided in cash or a letter of credit, at Tenant’s option

Q.Tenant’s Use: Uses permitted under Prime Lease.

R.Broker(s): Cushman & Wakefield, on behalf of Landlord; Colliers International, on behalf of Tenant.

2.PRIME LEASE. Landlord is the tenant under a Prime Lease with the Prime Landlord. Landlord warrants that (a) Landlord has delivered to Tenant a complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord relating to the leasing, use or occupancy of the Premises, (b) the Prime Lease is, as of the date of this Sublease, in full force and effect, and (c) no event of default has occurred under the Prime Lease and, to Landlord’s knowledge, no event has occurred and is continuing that would constitute an event of default by Landlord, but for the requirement of the giving of notice and the expiration of the period of time to cure.

3.SUBLEASE. Landlord, in consideration of the rents and the agreements to be performed by Tenant, subleases to Tenant the Premises that are located in the building (the “Building”), and being a part of the property (the “Property”) as more particularly described in the Prime Lease.

4.SUBLEASE TERM; EARLY ACCESS. Subject to Section 5, the Sublease Term shall commence on the date (the “Commencement Date”) that is 5 days following the issuance of Prime Landlord’s consent. Tenant shall be allowed access to the Premises immediately following the issuance of Prime Landlord’s consent, at no charge, for the purpose of installing furniture, computers, cabling, and phone equipment to the Premises.

The Sublease Term expires on the Expiration Date, unless sooner terminated as provided elsewhere in this Sublease.

5.POSSESSION. Landlord agrees to perform the work (the “Work”), if any, described in Exhibit B attached. Except for the Work, the Premises are to be delivered by Landlord in its condition as of the execution and delivery of this Sublease by Landlord.

6.TENANT’S USE. The Premises shall be used and occupied only for the Tenant’s Use.

7.RENT. Beginning on the Commencement Date, Tenant agrees to pay the Base Rent to the Payee of Rent at the Payment Address, or to another payee or at another address designated by notice from Landlord to Tenant, without prior demand and without any deduction. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Sublease Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be pro-rated for partial months at the beginning and end of the Sublease Term. All charges, costs, and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent shall be deemed “Additional Rent,” and Base Rent and Additional Rent are collectively referred to as

“Rent.” Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum that would be payable by Landlord to Prime Landlord for late payment under the Prime Lease.

8.ADDITIONAL RENT.

A.If and to the extent that Landlord is obligated to pay additional rent under the Prime Lease, whether the additional rent is to reimburse Prime Landlord for taxes, operating expenses, common area maintenance charges, or other expenses incurred by the Prime Landlord in connection with the Property, Tenant shall pay to Landlord the Sublease Share of that additional rent (to the extent that additional rent is attributable to events occurring during the Sublease Term). The payment shall be due from Tenant to Landlord no fewer than 2 business days before Landlord’s payment of such additional rent is due to the Prime Landlord, provided that Tenant shall have been billed at least 10 days before that date (the bill shall be accompanied by a copy of Prime Landlord’s bill and other material furnished to Landlord in connection with the bill). In all other instances, payments from Tenant shall be due in accordance with the timelines set forth in the Prime Lease.

B.The Sublease Share has been calculated by dividing the rentable area of the Premises by the rentable area of the premises leased by Prime Landlord to Landlord pursuant to the Prime Lease. If the rentable area of the Premises or the area of the premises leased pursuant to the Prime Lease shall be changed during the Sublease Term, then the Sublease Share shall be recalculated.

9.TENANT’S OBLIGATIONS. TENANT SHALL BE RESPONSIBLE FOR AND SHALL PAY THE FOLLOWING, DURING THE SUBLEASE TERM:

A.All utility consumption costs, including electric and other charges incurred in connection with lighting and providing electrical power to the Premises. Tenant shall timely pay utility bills and perform its obligations with respect to the purchase of utilities.

B.All maintenance, repairs, and replacements to the Premises and its equipment, to the extent Landlord is obligated to perform them under the Prime Lease.

10.QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord. So long as no Event of Default (defined in Section 23) has occurred, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or by anyone claiming through Landlord.

11.TENANT’S INSURANCE. Tenant shall procure and maintain at its expense liability insurance such as Landlord is required to carry under the Prime Lease, naming Landlord and Prime Landlord as additional insureds and otherwise complying with the requirements set forth in the Prime Lease. Tenant shall also procure and maintain property insurance such as Landlord is required to carry under the Prime Lease to the extent the property insurance pertains to the Premises. If the Prime Lease requires Landlord to insure leasehold improvements or alterations, then Tenant shall insure the leasehold improvements and alterations made by Tenant in the Premises, and Landlord shall insure the balance of the leasehold improvements and alterations. Tenant shall furnish to Landlord a certificate of Tenant’s insurance not later than one (1) business day prior to Tenant’s taking possession of the Premises. Tenant will not be given possession of the Premises unless and until it demonstrates that it is carrying the required insurance coverages. Each party waives claims against the other for property damage, provided the waiver does not invalidate the waiving party’s property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Tenant waives claims against Prime Landlord and Landlord for property damage to the Premises or its contents if and to the extent that Landlord waives such claims against Prime Landlord under the Prime Lease. Tenant agrees to obtain for the benefit of Prime Landlord and Landlord waivers of subrogation rights from its insurer to the extent they are required of Landlord under the Prime Lease. Landlord agrees to use commercially reasonable efforts to obtain from Prime Landlord a waiver of claims for insurable property damage losses and an agreement from Prime Landlord to obtain a waiver of subrogation rights in Prime Landlord’s property insurance, if and to the extent that Prime Landlord waives such claims against Landlord under the Prime Lease or is required under the Prime Lease to obtain a waiver of subrogation rights.

12.ASSIGNMENT OR SUBLETTING. Tenant shall not (i) assign, convey, or mortgage this Sublease or any interest under it; (ii) allow any transfer of the Sublease or any lien upon Tenant’s interest by operation of law; (iii) sub-sublet all or any part of the Premises; or (iv) permit the occupancy of all or any part of the Premises by anyone other than Tenant, except with Landlord’s prior written consent and Prime Landlord’s consent, in accordance with the terms of this Paragraph 12 and the Prime Lease; provided that consent from Landlord shall not be required in connection with any “Permitted Transfer,” as such term is defined under Section 9.1(e) of the Prime Lease. Landlord’s consent to an assignment of this Sublease or a sub-subletting of the Premises shall not be unreasonably withheld, and Landlord shall use commercially reasonable efforts to obtain the consent of Prime Landlord if its consent is required under the Prime Lease. If Prime Landlord grants its consent to any such transfer, Landlord shall be deemed to have granted its consent. Any reasonably incurred cost of obtaining Prime Landlord’s consent shall be borne by Tenant. No permitted assignment shall be effective and no permitted sub- subletting shall commence unless and until any default by Tenant shall have been cured. No permitted assignment or sub-subletting shall relieve Tenant from its obligations under this Sublease, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, as though no assignment or sub-subletting had occurred.

13.RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may in the future make for the Building in accordance with the terms of the Prime Lease. Landlord shall not be liable for damage caused to Tenant by the nonobservance of similar covenants in their leases or of rules and regulations by any other tenants.

14.REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs provided for in Section 9(B) and Tenant shall, at its expense, comply with all laws, ordinances, rules, regulations, requirements, and orders of all governmental authorities and, where applicable, all insurance bodies and their loss prevention personnel in force at any time during the Sublease Term that are applicable to the Premises to the same extent required of Landlord as tenant under the Prime Lease (“Legal Requirements”). Tenant shall not be obligated to comply with any Legal Requirement requiring any structural alteration of or in connection with the Premises if the alteration is required other than by reason of Tenant’s particular use or manner of use of the Premises, or a condition that has been created by or at the sufferance of Tenant, or is required by reason of an Event of Default. “Structural” is defined in Section 32.

15.FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises by the exercise of the power of eminent domain, Landlord shall not exercise any right that may have the effect of terminating the Prime Lease without first obtaining the prior consent of Tenant. If Landlord is entitled under the Prime Lease to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to the same rent abatement on a percentage basis, prorated based on the difference, if any, between the rent payable under the Prime Lease and the

Sublease. If the Prime Lease imposes on Landlord the obligation to repair or restore leasehold improvements or alterations, Tenant shall be responsible for repair or restoration of leasehold improvements or alterations it shall have installed in the Premises following the Sublease Commencement Date, and Landlord shall be responsible for the repair or restoration of the balance of the leasehold improvements or alterations it installed prior to the Sublease Commencement Date.

Tenant shall make any insurance proceeds resulting from the loss that Landlord is obligated to repair or restore available to Landlord and Landlord shall deliver such proceeds to Prime Landlord as required under Section 11.1 of the Prime Lease to enter the Premises to perform them, subject to reasonable conditions that Tenant may impose.

16.ALTERATIONS. Tenant shall not make any alterations or additions to the Premises (“Alterations”) if to do so would create a default under the Prime Lease. If Tenant’s proposed Alterations would not create a default under the Prime Lease, Landlord’s consent shall nonetheless be required, but it shall not be unreasonably withheld, and if Landlord consents, Landlord shall use commercially reasonable efforts to obtain the consent of Prime Landlord if its consent is required under the Prime Lease. If Alterations by Tenant are permitted or consented to as provided above, Tenant shall comply with all of the obligations of Landlord in the Prime Lease pertaining to the performance of the Alterations. In addition, Tenant shall Indemnify (defined in Section 32) Landlord as to the performance of the Alterations by Tenant. Tenant shall not have any obligation to remove any alterations or improvements installed by Landlord prior to the Sublease Commencement Date.

17.SURRENDER. At the expiration or termination of this Sublease or of the Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver the Premises, together with their improvements, to Landlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Tenant’s failure to perform maintenance, repairs, or replacements as required of Tenant under this Sublease shall not be deemed “reasonable wear and tear.” The improvements shall mean all systems and equipment for which Landlord, as tenant, is responsible for maintaining under Section 7.1 of the Prime Lease. Tenant shall deliver to Landlord all keys, lock combination, and key card access information for the Premises. All Alterations to the Premises made by Tenant shall become a part of and shall remain upon the Premises without compensation to Tenant, provided that Landlord shall have the right to require Tenant to remove all or a portion of any Alterations made by Tenant solely to the extent Prime Landlord requires Tenant remove the same. If Tenant is required to remove Alterations by Prime Landlord, Tenant shall restore the Premises to their condition prior to the making of the Alteration, repairing any damage resulting from the removal or restoration. If Tenant does not perform the removal in accordance with this Section, Landlord may remove the Alterations (and repair any damage occasioned thereby) and dispose of them, and Tenant shall pay the costs of the removal, repair, and disposal on demand. Landlord shall be solely responsible for removal of any alterations performed by Landlord prior to the Commencement Date.

18.REMOVAL OF TENANT’S PROPERTY. Upon the expiration or earlier termination of the Sublease, Tenant shall remove all of its contents, including trade fixtures, machinery, equipment, furniture, and furnishings (“Personalty”). Tenant shall repair any damage to the Premises or Building resulting from the removal and shall restore the Premises to the same condition as prior to their installation subject to ordinary wear and tear. If Tenant does not remove the Personalty prior to the expiration or earlier termination of the Sublease, Landlord may, at its option, remove them (and repair any resulting damage) and store, dispose of, or deliver the Personalty to any other place of business of Tenant, and Tenant shall pay the cost to Landlord on demand.

19.HOLDING OVER. Tenant shall have no right to occupy all or any part of the Premises after the expiration of the Sublease Term or after termination of this Sublease or of Tenant’s right to possession in consequence of an Event of Default. If Tenant or any party claiming by, through, or under Tenant holds over, Landlord may exercise any remedies available to it to recover possession of the Premises, and to recover damages, including damages payable by Landlord to Prime Landlord by reason of the holdover. For each month or partial month that Tenant or any party claiming by, through, or under Tenant holds over, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to one hundred percent (100%) the rate of Base Rent and Additional Rent payable by Landlord under Section 15.1 of the Prime Lease during such holdover. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

20.ENCUMBERING TITLE. Tenant shall not do anything that shall encumber the title of Prime Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be subject to any claim by way of lien or encumbrance caused by Tenant. The provisions of Section 7.4 of the Prime Lease shall apply with respect to the foregoing.

21.INDEMNITY. Tenant agrees to Indemnify Landlord if Landlord is liable to Prime Landlord because of acts or omissions of Tenant during the Sublease Term that are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease except to the extent arising out of or in connection with the negligence or willful misconduct of Landlord. Landlord agrees to protect, defend, indemnify and hold Tenant harmless from all claims, losses, damages, liabilities and expenses which Tenant may incur, or for which Tenant may be liable to Prime Landlord, arising from (a) a default by Landlord under the Prime Lease or this Sublease (other than if such default is caused by a Default by Tenant under this Sublease), (b) the negligence or willful misconduct of Landlord, its employees, agents or contractors, and (c) any claim for any injury to or death of any person or damage to property arising out of, pertaining to, or resulting from the negligent acts or omissions of Landlord, its agents or employees arising from the use or occupancy of the Premises and occurring prior to the Commencement Date.

22.LANDLORD’S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice of not less than 24 hours, to inspect the Premises to ensure Tenant is complying with all of its obligations hereunder during the Sublease Term.

23.DEFAULTS. Tenant agrees that any one or more of the following events shall be considered Events of Default:

A.Tenant is adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking for reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed within 60 days.

B.Tenant files, or admits the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition, or extension.

C.Tenant makes an assignment for the benefit of creditors or applies for or consents to the appointment of a receiver for Tenant or any of the property of Tenant.

D.Tenant admits in writing its inability to pay its debts as they become due.

E.The Premises are levied on by any revenue officer or similar officer.

F.A decree or order appointing a receiver of the property of Tenant is made, and such decree or order shall not have been vacated, stayed, or set aside within 60 days.

G.Tenant abandons the Premises during the Sublease Term.

H.Tenant defaults in any payment of Rent when due, and the default continues for 3 business days after receipt of written notice.

I.Tenant defaults in securing insurance or in providing evidence of insurance as required in Section 11, and the default continues for 5 business days after receipt of written notice.

J.Tenant by its act or omission to act causes a default under the Prime Lease, and such default, if curable, is not cured within the time, if any, permitted for cure under the Prime Lease.

K.Tenant defaults in any of the other agreements contained in this Lease to be performed by Tenant, and the default continues for 30 days after receipt of written notice.

L.The occurrence of any other event or circumstance denominated an “Event of Default” in this Sublease.

24.REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant that Prime Landlord may exercise for default by Landlord under the Prime Lease.

25.SECURITY DEPOSIT. To secure the faithful performance by Tenant of all its obligations under this Sublease, including the obligations that become applicable upon the expiration or termination of the Sublease, Tenant has deposited the Security Deposit with Landlord on the understanding that: (a) all or any portion of the Security Deposit not previously applied may from time to time be applied to the curing of any default that may then exist, without prejudice to any other remedies that Landlord may have, and upon application, Tenant shall pay Landlord on demand the amount applied, which shall be added to the Security Deposit so it is restored to its original amount; (b) if the Lease is assigned by Landlord, the Security Deposit or any portion not previously applied may be turned over to Landlord’s assignee and if the same is turned over, Tenant releases Landlord from any liability with respect to the Security Deposit and its application or return; (c) if permitted by law, Landlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with its other funds; (d) the sum deposited or the portion not previously applied shall be returned to Tenant without interest no later than 30 days after the expiration of the Sublease Term, provided Tenant has vacated and surrendered possession of the Premises to Landlord as required in this Sublease; (e) if Landlord terminates this Sublease or Tenant’s right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of the termination and may retain the Security Deposit to apply against damages as may be suffered or shall accrue thereafter by reason of Tenant’s default; (f) if any bankruptcy, insolvency, reorganization, or other creditor-debtor proceedings are instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of the proceedings, and the balance, if any, may be retained or paid to Landlord in partial liquidation of Landlord’s damages. At Tenant’s option, the Security Deposit may be provided either in the form of cash or as a letter of credit.

26.COMMUNICATIONS. All notices, demands, requests, consents, approvals, agreements, or other communications (“Communications”) that may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at Tenant’s Address or at such other place as Tenant may from time to time designate by notice to Landlord or (b) if to Landlord, addressed to Landlord at Landlord’s Address or at such other place as Landlord may from time to time designate by notice to Tenant. Each party agrees to deliver promptly a copy of each Communication from the other party to Prime Landlord, and to deliver promptly to the other party a copy of any Communication received from Prime Landlord. The copies shall be delivered by commercial courier for delivery on the next business day.

27.PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties under it are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and to specifically allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease that by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant that might cause a default or event of default by Landlord under the Prime Lease, the parties agree:

A.Landlord shall pay, when due, all base rent, additional rent and other charges payable by Landlord to Prime Landlord under the Prime Lease.

B.Landlord shall fully and timely perform its covenants and obligations under the Prime Lease that do not require possession of the Premises for their performance. For example, Landlord shall at all times keep in full force and effect all insurance required of Landlord as tenant under the Prime Lease unless that requirement is waived in writing by Prime Landlord. In the event that Landlord receives a notice of default from Prime Landlord under the Prime Lease, Landlord shall promptly deliver a true and correct copy of the same to Tenant. If Landlord is unable or unwilling to so cure such default, Landlord shall deliver such notice to Tenant, who shall have the right, but not the obligation, to so cure such default and offset any related costs under this Sublease; provided, however, that any such actions to cure shall comply in all respects with the terms and obligations of Landlord as tenant under the Prime Lease. Landlord further covenants and agrees that it will not terminate, modify or amend the Prime Lease during the Term of the Sublease. Provided Tenant shall timely pay to Landlord all Rent due under this Sublease, Landlord further covenants and agrees to pay Prime Landlord all Rent and other charges that may become due and payable by Landlord pursuant to the Prime Lease, as and when such amounts become due and payable thereunder.

C.Except as otherwise expressly provided in this Sublease, to the extent the terms of the Prime Lease are incorporated herein, during the Sublease Term, Tenant shall perform all affirmative covenants and shall refrain from performing any act that is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Tenant shall perform affirmative covenants that are also covenants of Landlord under the Prime Lease prior to the date when Landlord’s performance is required under the Prime Lease. Landlord shall have the right to enter the Premises upon reasonable notice of not less than 24 hours (except in the event of an emergency) after the occurrence of an Event of Default to cure any Event of Default by Tenant under this Section.

D.The Subject to the terms and conditions of this Sublease as set forth herein, during the Term, the remaining Articles, Sections and paragraphs of the Prime Lease are hereby incorporated into this Sublease by this reference; however, the following provisions of the Prime Lease are hereby excluded from incorporation: Basic Lease Information, 4.3 and Article 18, Exhibit G and Exhibit X.

E.Landlord shall not agree to any amendment to the Prime Lease that might have an adverse effect on Tenant’s occupancy of the Premises or its use of the Premises for their intended purpose, unless Landlord shall first obtain Tenant’s prior approval.

F.Landlord grants to Tenant the right to receive all of the services and benefits with respect to the Premises that are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord that are, by their nature, the obligation of an owner or manager of real property. For example, Landlord shall not be required to provide the services or repairs that the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure, or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall any default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant’s obligations under this Sublease, except to the extent that the default by Prime Landlord excuses performance by Landlord as tenant under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord will perform its obligations under the Prime Lease and in the event of any default or failure of performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, make demand upon Prime Landlord to perform its obligations under the Prime Lease, and if Tenant agrees to pay all costs and expenses of Landlord (to be shared by Landlord pro rata if Prime Landlord’s default adversely affects Landlord), and provides Landlord with security for that payment reasonably satisfactory to Landlord, Landlord will take appropriate legal action to enforce the Prime Lease.

28.ADDITIONAL SERVICES. Landlord shall cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease (such as after-hours heating or cooling). Tenant shall pay Prime Landlord’s charge for those services promptly after having been billed by Prime Landlord or by Landlord. If at any time a charge for the additional services is attributable to the use of the services both by Landlord and by Tenant, the cost shall be equitably divided between them.

29.PRIME LANDLORD’S CONSENT. This Sublease and the obligations of the parties under it are expressly conditioned upon Landlord’s obtaining Prime Landlord’s consent to this Sublease. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord’s approval of this Sublease) with respect to the nature and operation of Tenant’s business, the financial condition of Tenant, or both. Landlord and Tenant agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord’s consent hereto shall not: (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed to the amendment); or (c) be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord’s right to consent to any assignment by Tenant of this Sublease or any sub-subletting of all or any part of the Premises. Prime Landlord’s consent shall, however, be deemed to evidence Prime Landlord’s agreement that Tenant may use the Premises for Tenant’s Use and Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord’s property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord. Landlord shall use good faith, commercially reasonable efforts to secure Prime Landlord’s consent. If, despite such efforts, Prime Landlord fails to consent to this Sublease within 45 days after the execution and delivery of this Sublease, either party may terminate this Sublease by giving ten (10) days’ written notice to the other at any time thereafter, but before Prime Landlord grants consent.

30.BROKERAGE. Each party warrants to the other that it has had no dealings with any broker in connection with this Sublease other than the Broker(s), whose commission shall be paid by Landlord. Each party agrees to Indemnify the other party from and as to any liability for any compensation claimed by any broker or agent other than Broker(s) with respect to this Sublease or its negotiation on behalf of the party through whom the claim is made.

31.FORCE MAJEURE. Neither party shall be deemed in default with respect to any of its obligations under this Sublease if that party’s failure to perform timely is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or its agents, employees, and invitees, or any other cause beyond that party’s reasonable control.

32.DEFINITIONS AND CONSTRUCTION.

A.The words “including,” “include,” or “includes” or words of similar import shall not, unless otherwise provided, be construed as words of limitation.

B.The words “structure” or “structural” shall have the definition ascribed to it in the Prime Lease or, if no definition is given there, “structure” or “structural” shall mean that portion of the Building that is integral to the integrity of the Building as an existing enclosed unit and shall include footings, foundation, outside walls, skeleton, bearing columns and interior bearing walls, floor slabs, roof, and roofing system.

C.The phrase “not unreasonably withheld” means “not unreasonably withheld, delayed, or conditioned”.

D.“Indemnify” includes indemnify, hold harmless, and defend against any loss, liability, claim, charge, cost, or expense (including reasonable legal fees and expenses).

33.FF&E. Upon the Commencement Date, Landlord shall convey to Tenant with this Sublease as a Bill of Sale, without further payment or credit by Tenant to Landlord, that certain furniture, fixtures and equipment (“FF&E”) located in the Premises and listed on the attached Exhibit A (“Inventory”). Tenant agrees that it is accepting the FF&E in its “as is, where is, with all faults” condition without any representations or warranties whatsoever, express or implied, from Landlord including, without limitation, any warranties as to condition or fitness, except that Landlord represents and warrants that it holds title to the FF&E free and clear of all encumbrances. Landlord shall have no obligation to repair, maintain, or replace the FF&E. Tenant shall remove the FF&E upon surrender of the Premises.

34.SECURITY/BADGE ACCESS: Landlord shall transfer to Tenant its existing security/badge access equipment installed at the Premises without further payment or credit by Tenant to Landlord.

The parties have executed this Sublease the day and year first above written. LANDLORD:

Paxio, Inc., a California corporation

By:	/s/ Philip Clark
Name:	Phillip Clark
Title:	CEO

TENANT:

Oklo Inc., a Delaware corporation

By:	/s/ Jacob DeWitte
Name:	Jacob DeWitte
Title:	CEO

EXHIBIT A

EXHIBIT B